UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2021
Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 832-456-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Title of each class Trading Symbol Name of each market on which traded Common Stock, $.001 par value SLNG The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, director James G. Aivalis retired as our Chief Operating Officer on January 31, 2021 at which time his compensation for his executive services terminated and his post-retirement services as an independent consultant commenced pursuant to the terms of his executive employment agreement for the period from February 1, 2021 through January 31, 2022. On October 25, 2021 Stabilis Solutions, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Aivalis and Enatek Services, LLC (“Enatek”), an executive services provider, under which Enatek will provide the services of Mr. Aivalis as a consultant and advisor to the Company from February 1, 2022 to January 31, 2023 for the consideration of $12,500 per month plus certain health insurance benefits. Mr. Aivalis’ services to the Company under the Consulting Agreement will include serving as a non-independent member of the Company’s Board of Directors for no additional compensation if he remains on the board.

     The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibits:

Exhibit No.		Description
10.1	†	Consulting Agreement dated October 25, 2021, among the Company, Enatek Services, LLC and James G. Aivalis.
†    Indicates a management contractor or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: October 26, 2021